UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2021
Date of Report (date of earliest event reported)
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange
Series A Preferred Stock Purchase Rights	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e) On January 13, 2021, the Compensation Committee of the Board of Directors of Spirit Airlines, Inc. (the “Company”) adopted a long-term cash incentive performance award plan (the “Plan”) for executive officers of the Company. Under the Plan, participants may earn a cash long-term incentive award with a target value of 100% of their annual base salary in effect for 2021, with aggregate possible payouts ranging from 0% to 125% of such base salary, depending on the Company’s relative adjusted operating margin performance as compared to an industry peer group of publicly traded airlines over two-year and three-year performance periods ending December 31, 2022 and December 31, 2023, respectively. Plan payouts, if any, will be made promptly following the date after which all applicable peer companies have reported on SEC Form 10-K with respect to their 2022 and 2023 fiscal periods, to those participants employed by the Company on the respective payment date.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)